EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$9,995	$—	$—	$9,995
Finance revenues	—	241	(96)	145
Sales and revenues, net	9,995	241	(96)	10,140
Costs of products sold	8,670	—	—	8,670
Restructuring charges	75	1	—	76
Asset impairment charges	30	—	—	30
Selling, general and administrative expenses	820	91	(3)	908
Engineering and product development costs	288	—	—	288
Interest expense	243	74	(10)	307
Other (income) expense, net	76	(23)	(83)	(30)
Total costs and expenses	10,202	143	(96)	10,249
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(201)	98	—	(103)
Equity income (loss) from financial services operations	71	—	(71)	—
Income (loss) from continuing operations before income taxes	(130)	98	(71)	(103)
Income tax expense	(24)	(27)	—	(51)
Income (loss) from continuing operations	(154)	71	(71)	(154)
Income from discontinued operations, net of tax	3	—	—	3
Net income (loss)	(151)	71	(71)	(151)
Less: Income attributable to non-controlling interests	33	—	—	33
Net income (loss) attributable to Navistar International Corporation	$(184)	$71	$(71)	$(184)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$10,653	$—	$—	$10,653
Finance revenues	—	232	(79)	153
Sales and revenues, net	10,653	232	(79)	10,806
Costs of products sold	9,534	—	—	9,534
Restructuring charges	41	1	—	42
Asset impairment charges	182	1	—	183
Selling, general and administrative expenses	888	95	(4)	979
Engineering and product development costs	331	—	—	331
Interest expense	245	71	(2)	314
Other (income) expense, net	94	(33)	(73)	(12)
Total costs and expenses	11,315	135	(79)	11,371
Equity in income of non-consolidated affiliates	9	—	—	9
Income (loss) before equity income from financial services operations and income taxes	(653)	97	—	(556)
Equity income (loss) from financial services operations	63	—	(63)	—
Income (loss) from continuing operations before income taxes	(590)	97	(63)	(556)
Income tax benefit (expense)	8	(34)	—	(26)
Income (loss) from continuing operations	(582)	63	(63)	(582)
Income from discontinued operations, net of tax	3	—	—	3
Net income (loss)	(579)	63	(63)	(579)
Less: Income attributable to non-controlling interests	40	—	—	40
Net income (loss) attributable to Navistar International Corporation	$(619)	$63	$(63)	$(619)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$10,617	$—	$—	$10,617
Finance revenues	—	234	(76)	158
Sales and revenues, net	10,617	234	(76)	10,775
Costs of products sold	9,761	—	—	9,761
Restructuring charges	20	5	—	25
Asset impairment charges	96	1	—	97
Selling, general and administrative expenses	1,132	87	(4)	1,215
Engineering and product development costs	406	—	—	406
Interest expense	253	70	(2)	321
Other (income) expense, net	15	(11)	(69)	(65)
Total costs and expenses	11,683	152	(75)	11,760
Equity in income of non-consolidated affiliates	11	—	—	11
Income (loss) before equity income from financial services operations and income taxes	(1,055)	82	(1)	(974)
Equity income (loss) from financial services operations	53	—	(53)	—
Income (loss) from continuing operations before income taxes	(1,002)	82	(54)	(974)
Income tax benefit (expense)	199	(28)	—	171
Income (loss) from continuing operations	(803)	54	(54)	(803)
Loss from discontinued operations, net of tax	(41)	—	—	(41)
Net income (loss)	(844)	54	(54)	(844)
Less: Income attributable to non-controlling interests	54	—	—	54
Net income (loss) attributable to Navistar International Corporation	$(898)	$54	$(54)	$(898)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$877	$35	$—	$912
Marketable securities	136	23	—	159
Restricted cash	24	97	—	121
Finance and other receivables, net	441	2,450	(454)	2,437
Inventories	1,125	10	—	1,135
Goodwill	38	—	—	38
Property and equipment, net	1,082	263	—	1,345
Investments in and advances to financial services operations	637	—	(637)	—
Investments in non-consolidated affiliates	66	—	—	66
Deferred taxes, net	157	7	—	164
Other assets	292	23	—	315
Total assets	$4,875	$2,908	$(1,091)	$6,692
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,707	$48	$(454)	$1,301
Debt	3,198	2,100	—	5,298
Postretirement benefits liabilities	3,088	—	—	3,088
Other liabilities	2,042	123	—	2,165
Total liabilities	10,035	2,271	(454)	11,852
Redeemable equity securities	—	—	—	—
Stockholders' equity attributable to non-controlling interest	7	—	—	7
Stockholders' equity (deficit) attributable to controlling interest	(5,167)	637	(637)	(5,167)
Total liabilities and stockholders' equity (deficit)	$4,875	$2,908	$(1,091)	$6,692

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$440	$57	$—	$497
Marketable securities	578	27	—	605
Restricted cash	22	149	—	171
Finance and other receivables, net (A)	579	2,650	(613)	2,616
Inventories	1,303	16	—	1,319
Goodwill	38	—	—	38
Property and equipment, net	1,294	268	—	1,562
Investments in and advances to financial services operations (A)	722	—	(722)	—
Investments in non-consolidated affiliates	73	—	—	73
Deferred taxes, net	199	1	—	200
Other assets	335	27	—	362
Total assets	$5,583	$3,195	$(1,335)	$7,443
Liabilities and stockholders' equity (deficit)
Accounts payable (A)	$2,144	$33	$(613)	$1,564
Debt	2,958	2,266	—	5,224
Postretirement benefits liabilities (A)	2,956	—	—	2,956
Other liabilities	2,143	174	—	2,317
Total liabilities	10,201	2,473	(613)	12,061
Redeemable equity securities	2	—	—	2
Stockholders' equity attributable to non-controlling interest	34	—	—	34
Stockholders' equity (deficit) attributable to controlling interest (A)	(4,654)	722	(722)	(4,654)
Total liabilities and stockholders' equity (deficit)	$5,583	$3,195	$(1,335)	$7,443
_________________________

(A)
During the third quarter of 2015, it was determined that multiemployer plan accounting should have been applied in recording postretirement benefits related to our Financial Services segment, which provides that assets and liabilities of a plan are recorded only on the parent company and that periodic contributions to the plan made by the participating subsidiary are charged to expense for the purposes of the subsidiary's financial statements. As a result, we have reclassified $40 million of postretirement benefits, and related other assets and liabilities, between Financial Services Operations and Manufacturing Operations. This reclassification did not impact the consolidated financial position for the year-ended October 31, 2014.

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments		Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(151)	$71	$(71)		$(151)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	203	2	—		205
Depreciation of equipment leased to others	28	48	—		76
Amortization of debt issuance costs and discount	24	13	—		37
Deferred income taxes	(16)	(2)	—		(18)
Asset impairment charges	25	5	—		30
Equity in loss of non-consolidated affiliates	(6)	—	—		(6)
Equity in income of financial services affiliates	(71)	—	71		—
Dividends from financial services operations	125	—	(125)		—
Dividends from non-consolidated affiliates	12	—	—		12
Change in intercompany receivables and payables	(204)	204	—		—
Other, net	66	(205)	—		(139)
Net cash provided by (used in) operating activities	35	136	(125)		46
Cash flows from investing activities
Purchases of marketable securities	(887)	—	—		(887)
Sales of marketable securities	1,244	3	—		1,247
Maturities of marketable securities	86	—	—		86
Net change in restricted cash and cash equivalents	(1)	43	—		42
Capital expenditures	(111)	(4)	—		(115)
Purchase of equipment leased to others	1	(84)	—		(83)
Acquisition of intangibles	(4)	—	—	—	(4)
Other investing activities	18	12	—		30
Net cash provided by (used in) investing activities	346	(30)	—		316
Net cash provided by (used in) financing activities	126	(153)	125		98
Effect of exchange rate changes on cash and cash equivalents	(70)	25	—		(45)
Increase (decrease) in cash and cash equivalents	437	(22)	—		415
Cash and cash equivalents at beginning of the year	440	57	—		497
Cash and cash equivalents at end of the year	$877	$35	$—		$912

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(579)	$63	$(63)	$(579)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	226	1	—	227
Depreciation of equipment leased to others	61	44	—	105
Amortization of debt issuance costs and discount	37	12	—	49
Deferred income taxes	(25)	10	—	(15)
Asset impairment charges	182	1	—	183
Equity in income of non-consolidated affiliates	(9)	—	—	(9)
Equity in income of financial services operations	(63)	—	63	—
Dividends from financial services operations	41	—	(41)	—
Dividends from non-consolidated affiliates	12	—	—	12
Change in intercompany receivables and payables	224	(224)	—	—
Other, net	(245)	(64)	—	(309)
Net cash used in operating activities	(138)	(157)	(41)	(336)
Cash flows from investing activities
Purchases of marketable securities	(1,809)	(3)	—	(1,812)
Sales of marketable securities	1,566	10	—	1,576
Maturities of marketable securities	461	—	—	461
Net change in restricted cash and cash equivalents	5	(85)	—	(80)
Capital expenditures	(87)	(1)	—	(88)
Purchase of equipment leased to others	(64)	(125)	—	(189)
Other investing activities	40	17	—	57
Net cash provided by (used in) investing activities	112	(187)	—	(75)
Net cash provided by (used in) financing activities	(240)	378	41	179
Effect of exchange rate changes on cash and cash equivalents	(21)	(5)	—	(26)
Increase (decrease) in cash and cash equivalents	(287)	29	—	(258)
Cash and cash equivalents at beginning of the year	727	28	—	755
Cash and cash equivalents at end of the year	$440	$57	$—	$497

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(844)	$54	$(54)	$(844)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	280	2	—	282
Depreciation of equipment leased to others	97	38	—	135
Amortization of debt issuance costs and discount	45	12	—	57
Deferred income taxes	(226)	—	—	(226)
Asset impairment charges	104	1	—	105
Gain on sales of investments and businesses, net	(29)	—	—	(29)
Equity in income of non-consolidated affiliates	(11)	—	—	(11)
Equity in income of financial services operations	(54)	—	54	—
Dividends from non-consolidated affiliates	13	—	—	13
Change in intercompany receivables and payables	(16)	16	—	—
Other, net	403	215	—	618
Net cash provided by (used in) operating activities	(238)	338	—	100
Cash flows from investing activities
Purchases of marketable securities	(1,765)	(14)	—	(1,779)
Sales of marketable securities	1,217	—	—	1,217
Maturities of marketable securities	198	—	—	198
Net change in restricted cash and cash equivalents	5	65	—	70
Capital expenditures	(165)	(2)	—	(167)
Purchase of equipment leased to others	(321)	(111)	—	(432)
Other investing activities	78	5	—	83
Net cash used in investing activities	(753)	(57)	—	(810)
Net cash provided by (used in) financing activities	677	(284)	—	393
Effect of exchange rate changes on cash and cash equivalents	(18)	3	—	(15)
Decrease in cash and cash equivalents	(332)	—	—	(332)
Cash and cash equivalents at beginning of the year	1,059	28	—	1,087
Cash and cash equivalents at end of the year	$727	$28	$—	$755